Exhibit 5.1

May 6, 2005

Neurobiological Technologies, Inc.

3260 Blume Drive, Ste 500

Richmond, California 94806

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Neurobiological Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as may be further amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission on February 25, 2005, as amended on May 6, 2005, for the purpose of registering under the Securities Act of 1933 (the “Act”) shares of its Common Stock, par value $0.001 (the “Shares”) with an aggregate offering price of up to $25,000,000. The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”). The Shares may be sold pursuant to one or more definitive underwriting, purchase or similar agreements (each, a “Purchase Agreement”) to be filed with the Securities and Exchange Commission under a Current Report on Form 8-K or by an amendment to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Act.

We have reviewed the Company’s organizational documents and the corporate proceedings taken to date by the Company in connection with the proposed issuance of the Shares. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed copies, .pdf files, faxes or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) if the Shares are to be sold pursuant to a Purchase Agreement, such Purchase Agreement with respect to the Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken, and at the time the Shares are issued will have taken, all necessary corporate action in accordance with the Company’s Certificate of Incorporation and Bylaws to approve the issuance of the Shares and all matters related thereto; (iii) there are a sufficient number of authorized but unissued shares of Common Stock when the Shares are offered and sold; (iv) the full consideration stated in the Purchase Agreement, or as otherwise required by the Company’s Board of Directors and contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been paid for the Shares (in a form acceptable as valid consideration for stock under Delaware law); and (v) neither the Company’s Certificate of Incorporation nor Delaware law pertaining to assessability of corporate stock will have been amended in pertinent part between today and the issuance of the Shares, it is our opinion that, when, as and if issued and sold by the Company, the Shares will be legally issued, fully paid and nonassessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Prospectus or the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus or any Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/    HELLER EHRMAN LLP

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